UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2019, C-Bond Systems, Inc. (the “Company” or “C-Bond”) satisfied in full all of its prior convertible promissory note obligations with an accredited investor including notes dated February 13, 2019 in the amount of $66,000, March 4, 2019 in the amount of $63,600, April 8, 2019 in the amount of $51,600, and May 15, 2019 in the amount of $63,600.

On September 6, 2019, the Company closed a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Investor a convertible promissory note in the aggregate principal amount of $300,000 (the “Note”), and a warrant to purchase up to 750,000 shares of the Company’s common stock (the “Warrant”). The Company received gross proceeds of $300,000, less transaction expenses.

The Note bears interest at 12% per annum and becomes due and payable on June 6, 2020. In accordance with the SPA and the Note, the Investor, after six months from the date of the Note, will have the right to convert any amount outstanding under the Note into shares of the Company’s common stock at a price equal to 60% of the lowest trading price of the common stock for the 25 prior trading days. The Company may prepay the Note at any time prior to its six-month anniversary, subject to pre-payment charges as detailed in the Note.

The SPA and Note contain customary representations, warranties and covenants, including certain restrictions on the Company’s ability to sell, lease or otherwise dispose of any significant portion of its assets. The Investor also has the right of first refusal with respect to any future equity (or debt with an equity component) offerings conducted by the Company until the 12-month anniversary of the Closing. The SPA and the Note also provide for certain events of default, including, among other things, payment defaults, breaches of representations and warranties, bankruptcy or insolvency proceedings, delinquency in periodic report filings with the Securities and Exchange Commission, and cross default with other agreements. Upon the occurrence of an event of default, the Investor may declare the outstanding obligations due and payable at significant applicable default rates and take such other actions as set forth in the Note.

The Warrant is exercisable at any time on or after the date of the issuance and entitles the Investor to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the holder is entitled to exercise the Warrant to purchase up to 750,000 shares of the Company’s common stock at an initial exercise price of $0.10, subject to adjustment as detailed in the Warrant.

The discussion herein regarding the SPA, Note, and Warrant is qualified in its entirety by reference to the SPA, Note, and Warrant attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 herein is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 herein is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Form of Convertible Promissory Note, dated September 6, 2019, between C-Bond Systems, Inc. and Investor
4.2	Form of Common Stock Purchase Warrant, dated September 6, 2019, between C-Bond Systems, Inc. and Investor
10.1	Form of Subscription Agreement, dated September 6, 2019, between C-Bond Systems, Inc., and Investor

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: September 9, 2019	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer